                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the F.N.B. Corporation/Slippery Rock Financial Corporation 1997 Directors Stock Option Plan, as amended, and the F.N.B. Corporation/Slippery Rock Financial Corporation 1997 Incentive Stock Option Plan, as amended, of our report dated February 24, 2004, with respect to the consolidated financial statements of F.N.B. Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

October 5, 2004
Pittsburgh, Pennsylvania